Exhibit 99.1

GCI REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS
Net Loss of $9 million
Consolidated Revenue of $231 million
Pro Forma EBITDA of $81 million

November 1, 2017, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) announces its results for the third quarter of 2017.
Liberty Interactive Transaction Update:

As previously announced, GCI and Liberty Interactive Corporation signed an agreement to combine GCI with certain assets of the Liberty Ventures Group. The following summarizes our progress on outstanding closing related requirements:

Regulatory Approvals: As previously reported, we have made the required filings with each of the Federal Communications Commission ("FCC") and the Regulatory Commission of Alaska seeking approval of the transaction.

Shareholder vote: We are responding to additional requests from the SEC on the S-4.

We are now expecting to close the transaction in the first quarter of 2018 rather than the fourth quarter of 2017, subject to the satisfaction of customary closing conditions, including the regulatory and shareholder approvals.

Operating and Financial Highlights

Our third quarter revenues were $231 million, an increase of $7 million sequentially and a $5 million decrease from the third quarter of 2016. The year-over-year decline was due largely to a $5 million decline in wireless equipment revenue. Pro Forma EBITDA, which is Adjusted EBITDA plus $2 million of one-time Liberty transaction costs in the quarter, was $81 million. This is up $6 million from the previous quarter and $3 million year-over-year.
As we have stated previously, we are focusing on operating efficiencies and cost savings as we expect muted revenue growth in the context of the Alaska recession. This quarter we had Pro Forma EBITDA margins of 34.9 percent compared to 33.0 percent in the third quarter of 2016 and 33.4 percent in the second quarter of 2017.
Consumer
Consumer revenues of $110 million in the third quarter were up $4 million or 3.5 percent sequentially and down $5 million or 4.1 percent year-over-year. Wireless revenues were down $5 million year-over-year with the declines primarily from handset sales. During the quarter we experienced subscriber declines of 1,900 cable modems, 2,300 video subscribers and 300 wireless subscribers. The recession in Alaska is a significant contributing factor in our subscriber headwinds. However, we also completed our rate plan simplification project effective September 30, 2017. This was an important project to complete as we move to our new billing system in 2018 although it did result in elevated customer churn throughout the process.
Business
GCI Business revenues of $121 million in the third quarter were up $3 million or 2.6 percent sequentially and down $1 million or 0.6 percent year-over-year. The year-over-year decline is due to declines in voice revenues. On a sequential basis, second quarter revenue was affected by a $5 million reduction from the Universal Services Rural Health Care adjustment. Excluding this adjustment, third quarter sequential revenues would have declined $2 million due to lower time and materials revenue.
SG&A

SG&A expenses were $91 million during the quarter. Excluding the one-time Liberty transaction costs of $2 million, expenses were level year-over-year and up $2 million or 2.0 percent sequentially.

Capital Expenditures

On a year to date basis we have made $120 million of capital expenditures excluding capitalized interest.

Leverage
After adding back the roaming adjustment and Liberty transaction costs, our net debt to trailing 12 months Adjusted EBITDA was 4.6x as of September 30, 2017.

2017 Guidance

We are affirming our Pro Forma EBITDA guidance to be between $300 million and $315 million in 2017, excluding costs related to the Liberty transaction.

Capital expenditures are expected to be approximately $165 million in 2017.

Use of Non-GAAP Measure

Pro-Forma and Adjusted EBITDA are presented herein and are non-GAAP measures. See our attached financials for a reconciliation of these non-GAAP measures to the nearest GAAP measure.

Pro-Forma EBITDA guidance is a forward-looking non-GAAP financial measure presented herein. Reconciliation to the most directly comparable GAAP financial measure is not provided because we are unable to provide such reconciliation without unreasonable effort.  The inability to provide a reconciliation is due to the uncertainty and inherent difficulty regarding the occurrence, the financial impact and the periods with respect to recognition of future GAAP financial measures.  We also believe that such a reconciliation would imply an inappropriate degree of precision.  For the same reasons, we are unable to address the probable significance of the unavailable information.

Conference Call

The company will hold a conference call to discuss the financial results on Thursday, November 2, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:45-2:00 p.m. (Eastern) at 844-850-0551 (International callers should dial +1-412-902-4197) and identify your call as “GCI”.
In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to ir.gci.com and follow the instructions.
After appropriate filings have been made with the SEC, a rebroadcast of the briefing will be available by logging onto our investor relations site at www.gci.com.
Forward-Looking Statement Disclosure

The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest communications provider in Alaska, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. Headquartered in Alaska, GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America. Learn more about GCI at www.gci.com.

Contact:
Media / Investors: Heather Handyside, 907.868.6838, hhandyside@gci.com

#    #    #

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	September 30,	December 31,
ASSETS	2017	2016
Current assets:
Cash and cash equivalents	$19,203	19,297

Receivables	183,785	184,296
Less allowance for doubtful receivables	4,282	4,407
Net receivables	179,503	179,889

Prepaid expenses	23,162	18,599
Inventories	9,394	11,945
Other current assets	62	167
Total current assets	231,324	229,897

Property and equipment	2,714,782	2,614,875
Less accumulated depreciation	1,561,039	1,452,957
Net property and equipment	1,153,743	1,161,918

Goodwill	242,264	239,263
Cable certificates	191,635	191,635
Wireless licenses	93,753	92,347
Other intangible assets, net of amortization	74,371	74,444
Other assets	76,200	76,435
Total other assets	678,223	674,124
Total assets	$2,063,290	2,065,939

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	2017	2016
Current liabilities:
Current maturities of obligations under long-term debt, capital leases, and tower obligation	$13,756	13,229
Accounts payable	58,288	72,937
Deferred revenue	41,348	37,618
Accrued payroll and payroll related obligations	31,460	30,305
Accrued interest (including $3,714 and $5,132 to a related party at September 30, 2017 and December 31, 2016, respectively)	25,968	13,926
Accrued liabilities	13,988	14,729
Subscriber deposits	1,239	917
Total current liabilities	186,047	183,661

Long-term debt, net (including $58,177 and $56,640 to a related party at September 30, 2017 and December 31, 2016, respectively)	1,333,485	1,333,446
Obligations under capital leases, excluding current maturities (including $1,721 and $1,769 due to a related party at September 30, 2017 and December 31, 2016, respectively)	42,864	50,316
Deferred income taxes	133,610	137,982
Long-term deferred revenue	136,722	135,877
Tower obligation	93,842	87,653
Derivative stock appreciation rights with related party	83,670	29,700
Other liabilities	55,741	54,056
Total liabilities	2,065,981	2,012,691

Commitments and contingencies
Stockholders’ equity (deficit):
Common stock (no par):
Class A. Authorized 100,000 shares; issued 33,072 and 32,668 shares at September 30, 2017 and December 31, 2016, respectively; outstanding 33,046 and 32,642 shares at September 30, 2017 and December 31, 2016, respectively	—	—
Class B. Authorized 10,000 shares; issued and outstanding 3,052 and 3,153 shares at September 30, 2017 and December 31, 2016, respectively; convertible on a share-per-share basis into Class A common stock	2,578	2,663
Less cost of 26 Class A common shares held in treasury at September 30, 2017 and December 31, 2016	(249)	(249)
Paid-in capital	16,512	3,237
Retained earnings (deficit)	(54,417)	17,068
Total General Communication, Inc. stockholders' equity (deficit)	(35,576)	22,719
Non-controlling interests	32,885	30,529
Total stockholders’ equity (deficit)	(2,691)	53,248
Total liabilities and stockholders’ equity (deficit)	$2,063,290	2,065,939

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands, except per share amounts)	2017	2016	2017	2016
Revenues	$231,214	236,655	683,675	701,519
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	67,496	73,494	205,099	227,926
Selling, general and administrative expenses	90,691	88,974	280,478	264,642
Depreciation and amortization expense	48,853	47,819	147,547	143,033
Operating income	24,174	26,368	50,551	65,918

Other income (expense):
Interest expense (including amortization of deferred loan fees)	(21,595)	(19,666)	(62,377)	(58,199)
Interest expense with related party	(1,953)	(1,881)	(5,745)	(5,558)
Derivative instrument unrealized income (loss) with related party	(12,270)	4,800	(53,970)	15,840
Other	(69)	613	1,203	1,702
Other expense, net	(35,887)	(16,134)	(120,889)	(46,215)

Income (loss) before income taxes	(11,713)	10,234	(70,338)	19,703
Income tax (expense) benefit	2,864	(2,407)	(2,757)	(7,596)
Net income (loss)	(8,849)	7,827	(73,095)	12,107

Net loss attributable to non-controlling interests	(118)	(116)	(353)	(350)
Net income (loss) attributable to General Communication, Inc.	$(8,731)	7,943	(72,742)	12,457

Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$(0.25)	0.21	(2.12)	0.33
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$(0.25)	0.21	(2.12)	0.33
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$(0.25)	0.14	(2.12)	0.08
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$(0.25)	0.14	(2.12)	0.08
Common shares used to calculate Class A basic EPS	31,374	32,033	31,291	33,008
Common shares used to calculate Class A diluted EPS	34,426	35,478	34,385	36,793

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)

(Amounts in thousands)	Third Quarter 2017	Third Quarter 2016	Second Quarter 2017
Revenues
Wireless	$69,452	74,398	66,695
Data	113,845	110,032	109,069
Video	29,355	30,770	29,731
Voice	18,562	21,455	18,851
Total	231,214	236,655	224,346

Cost of goods sold	67,496	73,494	68,329

Contribution	163,718	163,161	156,017

Less SG&A	(90,691)	(88,974)	(96,229)
Plus share-based compensation	4,858	2,810	5,745
Plus imputed interest on financed devices	608	651	630
Plus accretion	425	406	437
Other	227	131	(533)
Adjusted EBITDA	79,145	78,185	66,067
Liberty transaction costs	1,620	—	8,943
Pro Forma EBITDA	$80,765	78,185	75,010

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)

	Nine Months Ended
	September 30,
(Amounts in thousands)	2017	2016
Revenues
Wireless	$201,609	214,506
Data	337,068	325,010
Video	88,147	95,824
Voice	56,851	66,179
Total	683,675	701,519

Cost of goods sold	205,099	227,926

Contribution	478,576	473,593

Less SG&A	(280,478)	(264,642)
Plus share-based compensation	13,741	7,820
Plus imputed interest on financed devices	1,919	1,885
Plus accretion	1,352	1,240
Other	(1,089)	435
Adjusted EBITDA	214,021	220,331
Liberty transaction costs	14,771	—
Pro Forma EBITDA	$228,792	220,331

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2017	2016	2017	2017	2016
Net income (loss)	$(8,849)	7,827	(9,000)	(73,095)	12,107
Income tax expense (benefit)	(2,864)	2,407	(40,975)	2,757	7,596
Income (loss) before income taxes	(11,713)	10,234	(49,975)	(70,338)	19,703

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	21,595	19,666	20,946	62,377	58,199
Related party interest expense	1,953	1,881	1,915	5,745	5,558
Derivative instrument unrealized (income) loss with related party	12,270	(4,800)	38,790	53,970	(15,840)
Other	69	(613)	(645)	(1,203)	(1,702)
Other expense, net	35,887	16,134	61,006	120,889	46,215

Operating income	24,174	26,368	11,031	50,551	65,918
Plus depreciation and amortization expense	48,853	47,819	48,757	147,547	143,033
Plus share-based compensation expense	4,858	2,810	5,745	13,741	7,820
Plus imputed interest on financed devices	608	651	630	1,919	1,885
Plus accretion expense	425	406	437	1,352	1,240
Other	227	131	(533)	(1,089)	435
Adjusted EBITDA (Note 1)	79,145	78,185	66,067	214,021	220,331
Liberty transaction costs	1,620	—	8,943	14,771	—
Pro Forma EBITDA (Note 2)	$80,765	78,185	75,010	228,792	220,331

Note:
(1) Earnings plus imputed interest on financed devices before:
•Net interest expense,
•Income taxes,
•Depreciation and amortization expense,
•Loss on extinguishment of debt,
•Derivative instrument unrealized income (loss),
•Share-based compensation expense,
•Accretion expense,
•Loss attributable to non-controlling interest resulting from NMTC transactions,
•Gains and impairment losses on equity and cost method investments, and
•Other non-cash adjustments.
(2) Adjusted EBITDA plus Liberty transaction costs.

Adjusted and Pro Forma EBITDA are not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA and Pro Forma EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA and Pro Forma EBITDA are useful to investors and other users of our financial information in understanding and evaluating operating performance as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA and Pro Forma EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA and Pro Forma EBITDA do not give effect to cash used for debt service requirements, and thus do not reflect funds available for investment or other discretionary uses. Adjusted EBITDA and Pro Forma EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2017			Third Quarter 2016
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$42,224	27,228	69,452	46,900	27,498	74,398
Data	36,991	76,854	113,845	35,255	74,777	110,032
Video	24,991	4,364	29,355	26,134	4,636	30,770
Voice	5,939	12,623	18,562	6,551	14,904	21,455
Total	$110,145	121,069	231,214	114,840	121,815	236,655

(Amounts in thousands)
	Third Quarter 2017			Second Quarter 2017
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$42,224	27,228	69,452	40,115	26,580	66,695
Data	36,991	76,854	113,845	35,418	73,651	109,069
Video	24,991	4,364	29,355	24,937	4,794	29,731
Voice	5,939	12,623	18,562	5,910	12,941	18,851
Total	$110,145	121,069	231,214	106,380	117,966	224,346

(Amounts in thousands)
	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
	Consumer	Business	Total	Consumer	Business	Total
Revenues
Wireless	$122,439	79,170	201,609	134,449	80,057	214,506
Data	108,497	228,571	337,068	105,033	219,977	325,010
Video	74,867	13,280	88,147	81,294	14,530	95,824
Voice	17,910	38,941	56,851	20,357	45,822	66,179
Total	$323,713	359,962	683,675	341,133	360,386	701,519

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				September 30, 2017		September 30, 2017
				as compared to		as compared to
	September 30,	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2017	2016	2017	2016	2017	2016	2017
Consumer
Data
Cable modem subscribers[1]	125,400	128,900	127,300	(3,500)	(1,900)	(2.7)%	(1.5)%
Video
Basic subscribers[2]	99,800	108,800	102,100	(9,000)	(2,300)	(8.3)%	(2.3)%
Homes passed	251,600	250,200	251,200	1,400	400	0.6%	0.2%
Voice
Local access lines in service[3]	50,200	53,800	51,700	(3,600)	(1,500)	(6.7)%	(2.9)%
Business
Data
Cable modem subscribers[1]	10,000	10,100	10,000	(100)	—	(1.0)%	—%
Voice
Local access lines in service[3]	39,600	41,300	40,200	(1,700)	(600)	(4.1)%	(1.5)%
Video
Hotel and mini-headend subscribers	17,200	17,100	19,100	100	(1,900)	0.6%	(9.9)%
Basic subscribers[2]	1,300	1,900	1,300	(600)	—	(31.6)%	—%
Total basic subscribers	18,500	19,000	20,400	(500)	(1,900)	(2.6)%	(9.3)%
Consumer and Business Combined
Wireless
Consumer wireless lines in service[4]	200,900	203,000	201,200	(2,100)	(300)	(1.0)%	(0.1)%
Business wireless lines in service[4]	22,800	23,400	23,300	(600)	(500)	(2.6)%	(2.1)%
Total wireless lines in service	223,700	226,400	224,500	(2,700)	(800)	(1.2)%	(0.4)%

1  On January 1, 2017, we transferred 3,100 small business cable modem subscribers from Business to Consumer. We adjusted the previously reported subscriber numbers as of September 30, 2016 for the number of subscribers that were transferred on January 1, 2017 and for database cleanup in preparation for our new billing system.

2  On January 1, 2017, we transferred 500 small business basic subscribers from Business to Consumer. We adjusted the previously reported subscriber numbers as of September 30, 2016 for the number of subscribers that were transferred on January 1, 2017 and for database cleanup in preparation for our new billing system.

3  On January 1, 2017, we transferred 4,800 small business local access lines from Business to Consumer. We adjusted the previously reported subscriber numbers as of September 30, 2016 for the number of subscribers that were transferred on January 1, 2017.

4  On January 1, 2017, we transferred 3,700 small business wireless lines from Business to Consumer. We adjusted the previously reported subscriber numbers as of September 30, 2016 for the number of subscribers that were transferred on January 1, 2017.